EXHIBIT 24

POWERS OF ATTORNEY

Powers of Attorney

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Gary W. Miller and Craig C. Morfas, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities noted below to sign the Baldwin & Lyons, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and any and all amendments thereto, required to be filed pursuant to the requirements of Sections 12(g), 13, or 15(d) of the Securities and Exchange Act of 1934, as amended, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title                                                                                                Dated:

/s/ Joseph J. DeVito                                                                                                                February 5, 2013
Joseph J. DeVito, CEO and President
(Principal Executive Officer)

/s/ G. Patrick Corydon                                                                                                            February 5, 2013
G. Patrick Corydon, Executive Vice
President (Finance) and CFO
(Principal Financial and Accounting Officer)

/s/ Gary W. Miller                                                                                                                   February 5, 2013
Gary W. Miller, Chairman
of the Board Executive Chairman

/s/ Stuart D. Bilton                                                                                                                 February 5, 2013
Stuart D. Bilton, Director

/s/ Otto N. Frenzel, IV                                                                                                            February 5, 2013
Otto N. Frenzel, IV, Director

/s/ John M. O'Mara                                                                                                                February 5, 2013
John M. O’Mara, Director

/s/ Thomas H. Patrick                                                                                                            February 5, 2013
Thomas H. Patrick, Director

/s/ John Pigott                                                                                                                        February 5, 2013
John Pigott, Director

                                                                 Powers of Attorney (continued)

/s/ Kenneth D. Sacks                                                                                                             February 5, 2013
Kenneth D. Sacks, Director

/s/ Nathan Shapiro                                                                                                                 February 5, 2013
Nathan Shapiro, Director

/s/ Norton Shapiro                                                                                                                 February 5, 2013
Norton Shapiro, Director

/s/ Robert Shapiro                                                                                                                 February 5, 2013
Robert Shapiro, Director

/s/ Steven A. Shapiro                                                                                                           February 5, 2013
Steven A. Shapiro, Director

/s/ John D. Weil                                                                                                                    February 5, 2013
John D. Weil, Director